Exhibit 10.1

AMENDMENT TO ROYALTY PURCHASE AGREEMENT

This Amendment, dated as of June 7, 2022 (this “Amendment”), to the Royalty Purchase Agreement, dated as of March 30, 2021 (the “Purchase Agreement”), is made and entered into by and among Aptevo Therapeutics Inc., a Delaware corporation (“Seller”) and Healthcare Royalty Partners IV, L.P., a Delaware limited partnership (“Buyer”). Buyer and Seller are each individually referred to herein as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not defined herein (including capitalized terms used in the preamble and recitals hereto) shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, the Parties have previously entered into the Purchase Agreement, pursuant to which, among other things, Buyer acquired the Purchased Assets from Seller, subject to the terms and conditions and for the consideration set forth in the Purchase Agreement; and

WHEREAS, pursuant to Section 9.6 of the Purchase Agreement, the Parties desire to amend the Purchase Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Amendments to Purchase Agreement.

1.1The definition of “Applicable Percentage” set forth in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and restated in full as follows: “Applicable Percentage” means 100%.

1.2The definition of “Cap Amount” set forth in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety.

1.3The definition of “Escrow Account” set forth in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety.

1.4The definition of “Escrow Agent” set forth in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety.

1.5The final paragraph set forth in Section 2.1(a) of the Purchase Agreement, which is set forth below, is hereby deleted in its entirety:

For the avoidance of doubt, in determining whether the amount received by Buyer in respect of the Purchased Receivables exceeds the Cap Amount, such amount will include any Additional Amounts received by the Buyer and not include any Indemnified Taxes payable (whether payable through withholding or directly by the Buyer) in respect of any amounts payable to the Buyer under this Agreement (including in respect of any Additional Amounts).

1.6Section 3.9 of the Purchase Agreement is hereby deleted in its entirety.

1.7Section 6.5 of the Purchase Agreement is hereby deleted in its entirety and restated in full as follows:

Section 6.5Distribution of Purchased Receivables.  In accordance with the Pfizer Payment Instructions, from and after the date of this Agreement, Seller shall direct Pfizer to pay all Purchased Receivables directly to Buyer according to the instructions set forth in the Pfizer Payment Instructions.

1.8Section 7.2(a) of the Purchase Agreement is hereby deleted in its entirety and restated in full as follows:

(a) Misdirected Royalty Payments. If Seller shall, notwithstanding the provisions of the Pfizer Instruction Letter, receive any Purchased Receivables, Seller shall promptly, and in any event no later than five Business Days, remit to Buyer, to the account designated in writing by Buyer, such Purchased Receivables.

1.9Exhibit A to the Purchase Agreement is hereby deleted in its entirety and restated in full as attached hereto as Annex I.

1.10Exhibit C to the Purchase Agreement is hereby deleted in its entirety and restated in full as attached hereto as Annex II.

1.11Exhibit E to the Purchase Agreement is hereby deleted in its entirety.

1.12The reference to “Exhibit F” in Exhibit F to the Purchase Agreement is hereby restated to refer to “Exhibit E”.

2.Closing.  As of the execution and delivery of this Amendment:

2.1Seller and Buyer shall each deliver to the other party hereto a duly executed counterpart to the Bill of Sale and Assignment, as amended and restated pursuant to Section 1.9 of this Amendment and in substantially the form as attached hereto as Annex I, evidencing the sale and assignment to Buyer of the Purchased Assets.

2.2Seller shall deliver to Pfizer a duly executed Pfizer Instruction Letter, as amended and restated pursuant to Section 1.10 of this Amendment and in substantially the form as attached hereto as Annex II.

2.3Seller shall deliver to Buyer a MidCap Consent, in substantially the form as attached hereto as Annex III, evidencing the consent by MidCap to this Amendment pursuant to the MidCap Credit Agreement and the MidCap Collateral Assignment.

2.5Seller and Buyer shall deliver a joint written instruction to the Escrow Agent to terminate the Escrow Agreement.

3.Full Force and Effect.  Except as amended pursuant to the terms hereof, the Purchase Agreement remains in full force and effect and is hereby ratified by the parties hereto.  Nothing herein shall be deemed to be a waiver of any provisions of the Purchase Agreement or cure any breaches under the Purchase Agreement.  Each party represents and warrants to the other parties that this Amendment has been duly and validly executed and delivered by such party and constitutes the valid and legally binding obligations of such party enforceable in accordance with its terms.

4.Expenses.  Seller shall bear Buyer’s reasonable and documented out-of-pocket fees and expenses incurred in connection with this Amendment.

5.Miscellaneous. Section 9.1 (Headings), Section 9.2 (Notices), Section 9.5 (Assignment), Section 9.6 (Amendment and Waiver), Section 9.10 (Governing Law), Section 9.11 (Jurisdiction; Venue; Service of Process) and Section 9.13 (Counterparts) of the Purchase Agreement are incorporated herein mutatis mutandis.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the date first above written.

Seller:

Aptevo THERAPEUTICS INC.

By:	/s/ Jeff Lamothe
Name:	Jeff Lamothe
Title:	Executive Vice President and Chief Financial Officer

Buyer:

HEALTHCARE ROYALTY PARTNERS IV, L.P.

By: HealthCare Royalty GP IV, LLC, its general partner

By:	/s/ Clarke B Futch
Name:	Clarke B. Futch
Title:	Authorized Signatory

Annex I

Exhibit A to Royalty Purchase Agreement

Amended and Restated Bill of Sale

Omitted.

Annex II

Exhibit C to Royalty Purchase Agreement

Amended and Restated Pfizer Instruction Letter

Omitted.

Annex III

MidCap Consent

Omitted.